Exhibit 99.(a)(viii)

ARTICLES SUPPLEMENTARY

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT RESEARCH FUND, INC.

LORD ABBETT RESEARCH FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:  The Corporation presently has authority to issue 1,220,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,220,000.  The Board of Directors has previously classified and designated the Corporation’s shares as follows.

Lord Abbett Growth Opportunities Fund

Class A – 50,000,000 shares

Class B – 30,000,000 shares

Class C – 20,000,000 shares

Class P – 20,000,000 shares

Class Y – 30,000,000 shares

Small-Cap Value Series

Class A – 200,000,000 shares

Class B – 30,000,000 shares

Class C – 20,000,000 shares

Class P – 20,000,000 shares

Class Y – 200,000,000 shares

Lord Abbett Large-Cap Core Fund

Class A – 200,000,000 shares

Class B – 30,000,000 shares

Class C – 20,000,000 shares

Class P – 20,000,000 shares

Class Y – 30,000,000 shares

Lord Abbett America’s Value Fund

Class A – 200,000,000 shares

Class B – 30,000,000 shares

Class C – 20,000,000 shares

Class P – 20,000,000 shares

Class Y – 30,000,000 shares

The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,580,000,000, of the par value $.001 each, having an aggregate par value of $1,580,000.

SECOND:  Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 360,000,000 newly authorized but unissued shares, as follows.

Lord Abbett Growth Opportunities Fund

Class F – 30,000,000 shares

Class R2 – 30,000,000 shares

Class R3 – 30,000,000 shares

Small-Cap Value Series

Class F – 30,000,000 shares

Class R2 – 30,000,000 shares

Class R3 – 30,000,000 shares

Lord Abbett Large-Cap Core Fund

Class F – 30,000,000 shares

Class R2 – 30,000,000 shares

Class R3 – 30,000,000 shares

Lord Abbett America’s Value Fund

Class F – 30,000,000 shares

Class R2 – 30,000,000 shares

Class R3 – 30,000,000 shares

THIRD:  Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified in Article Second above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the “Articles”) and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

FOURTH:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.  The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of the Maryland General Corporation Law.  The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

FIFTH:  Pursuant to § 2-208.1(d)(2) of the Maryland General Corporation Law, the articles supplementary to the Articles set forth herein shall become effective on August 10, 2007.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on July 31, 2007.

LORD ABBETT RESEARCH FUND, INC.

	By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/ Christina T. Simmons
Christina T. Simmons
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT RESEARCH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary